As filed with the Securities and Exchange Commission on August 1, 1996
                                                 Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                            ____________________
                                  FORM S-8
                          REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933
                       COMPUTER SCIENCES CORPORATION
             (Exact name of Registrant as specified in its charter)

                 Nevada                                      95-2043126
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)
         2100 East Grand Avenue
         El Segundo, California                                    90245
(Address of principal executive offices)                         (zip code)

                          The Continuum Company, Inc.:
                          ---------------------------
                        1983 Incentive Stock Option Plan
                             1992 Stock Option Plan
                            1994 Incentive Stock Plan
                        1994 Directors Stock Option Plan
                        1995 Directors' Stock Option Plan
            Non-Statutory Stock Option Agreement with W. Michael Long
             Non-Statutory Stock Option Agreement with E. Lee Walker
              Non-Statutory Stock Option Agreement with Paul Zoukis
           Non-Statutory Stock Option Agreement with James J. Dellamore
          Non-Statutory Stock Option Agreement with Michael H. Anderson
         Non-Statutory Stock Option Agreement with Jean-Charles Miginiac
          Non-Statutory Stock Option Agreement with Jean-Louis Rossignol
           Non-Statutory Stock Option Agreement with Jean-Michel Renck
             Non-Statutory Stock Option Agreement with Kevan Howley

                                Hogan Systems, Inc.:
                                -------------------
                         1982 Incentive Stock Option Plan
                         1984 Incentive Stock Option Plan
                         1985 Incentive Stock Option Plan
                        1982 Nonstatutory Stock Option Plan
                        1984 Nonstatutory Stock Option Plan
                        1985 Nonstatutory Stock Option Plan
                             (Full Title of the Plans)

                               HAYWARD D. FISK, ESQ.
                   Vice President, General Counsel and Secretary
                           Computer Sciences Corporation
                               2100 East Grand Avenue
                           El Segundo, California  90245
                      (Name and Address of Agent For Service)
                                   (310) 615-0311
            (Telephone Number, Including Area Code, of Agent For Service)
                           CALCULATION OF REGISTRATION FEE

                                                   Proposed
Title of                           Proposed         Maximum
Securities                         Maximum         Aggregate       Amount of
  to be         Amount to be    Offering Price     Offering       Registration
Registered     Registered (1)   Per Share (1)      Price (1)           Fee
- ----------     --------------   --------------   ---------------  ------------
Common Stock,
par value
$1.00 (2)        2,511,327         $66.06        $165,898,261.62   $57,206.30

(1) Upon its acquisition of The Continuum Company, Inc. ("Continuum") on August 1, 1996, the Registrant assumed all then-outstanding stock options previously granted to directors and employees of Continuum or its wholly owned subsidiary, Hogan Systems, Inc. The registration fee was calculated pursuant to Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 26, 1996.
(2)  Including the associated preferred stock purchase rights.

                                    PART I

              INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not filed as part of this Registration Statement pursuant to the Note to
Part I of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not filed as part of this Registration Statement pursuant to the Note to
Part I of Form S-8.


                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of the Registrant heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

  (1) the Annual Report of the Registrant on Form 10-K for the fiscal year ended March 29,1996, as amended by Amendment No. 1 on Form 10-K/A filed on June 26, 1996;

  (2)  the Current Report of the Registrant on Form 8-K dated May 2, 1996;

  (3) the description of the Common Stock contained in the Registration Statement of the Registrant on Form 10, as amended; and

  (4) the description of the rights to purchase preferred stock contained in the Registration Statement of the Registrant on Form 8-A, as amended.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a) or (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Common Stock offered pursuant to the Prospectus will be passed upon for the Registrant by Hayward
D. Fisk, Vice President, General Counsel and Secretary of the Registrant.

Item 6.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. A corporation may indemnify any such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person identified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity therefor. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     The Registrant's Restated Articles of Incorporation, as amended (the "Charter"), provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described above by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant, or is serving at the request of the Registrant as director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, provided that with respect to any action, suit or proceeding initiated by a director or officer, the Registrant shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Registrant's Board of Directors or is a suit for enforcement of rights to indemnification or advancement of expenses in accordance with the procedure therefor prescribed in the Charter.

     The Charter also provides that the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, shall be paid by the Registrant as they are incurred and in advance of the final disposition of the action, suit or proceeding, provided that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Registrant of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under the Charter.

     The Registrant has entered into Indemnification Agreements with each of its directors and officers pursuant to which it has indemnified them against expenses incurred in connection with any claims made against them as a result of any act, omission, neglect or breach of duty committed or suffered while acting as a director or officer of the Registrant, or while serving at the request of the Registrant as a director of officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. These Indemnification Agreements do not obligate the Registrant to make any payment in connection with a claim against a director or officer to the extent that: (a) payment is made under an insurance policy, (b) the director or officer is otherwise indemnified, (c) the claim is based upon the director or officer gaining any improper personal profit or advantage to which he or she is not legally entitled, (d) the claim is for an accounting of profits made from the purchase or sale by the director or officer of securities of the Registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934 or (e) the claim is brought about or contributed to by the dishonesty of the director or officer, but only if a judgment or other final adjudication adverse to the director or officer establishes that he or she committed acts of active and deliberate dishonesty, with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated. The Indemnification Agreements provide that the costs and expenses incurred by directors and officers in defending or investigating any action, suit, proceeding or investigation will be paid by the Registrant in advance of the final disposition of the matter upon receipt of a written undertaking by or on behalf of the director or officer to repay any such amounts if it is ultimately determined that he or she is not entitled to indemnification under the Indemnification Agreement. No such advance will be made by the Registrant, however, if, within 60 days of a request for such an advance, a determination is reasonably made by the Board of Directors or independent legal counsel, based upon the facts known at the time, that it is more likely than not it will ultimately be determined that the director or officer is not entitled to indemnification under the Indemnification Agreement.

     The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with or as a consequence of certain actions, suits or proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of the Registrant.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

    4.1 Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988 (incorporated by reference to
Exhibit III(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

    4.2 Amendment to Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on August 11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on August 10, 1992)

    4.3 Amendment to Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on July 31, 1996 (incorporated by reference to Appendix D to the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on July 31, 1996)

    4.4 Bylaws of the Registrant, effective January 31, 1993 (incorporated by reference to Exhibit 3.3 to the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1995)

    4.5 Amended and Restated Rights Agreement dated as of August 1, 1996 by and between the Registrant and ChaseMellon Shareholder Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated August 1, 1996)

    5.1  Opinion of Hayward D. Fisk, Esq.

   23.1  Consent of Deloitte & Touche LLP

   23.2  Consent of Hayward D. Fisk, Esq. (included in Exhibit 5.1)

   24    Power of Attorney (included on pages 7 and 8 of this Registration
Statement)

Item 9.  Undertakings.

    (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 31st day of July, 1996.

                                   COMPUTER SCIENCES CORPORATION


                                   By /s/ Van B. Honeycutt
                                      __________________________
                                      Van B. Honeycutt
                                      President and Chief Executive Officer


                            POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Van B. Honeycutt, Leon J. Level and Hayward D. Fisk, and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        Signature                    Title                         Date
        ---------                    -----                         -----

/s/ Van B. Honeycutt        President, Chief Executive          July 31, 1996
- -----------------------     Officer and Director
Van B. Honeycutt            (Principal Executive Officer)


/s/ Leon J. Level           Vice President, Chief Financial     July 31, 1996
- ------------------------    Officer and Director
Leon J. Level               (Principal Financial Officer)


/s/ Denis M. Crane          Vice President and Controller       July 31, 1996
- ------------------------    (Principal Accounting Officer)
Denis M. Crane

                                       7

        Signature                    Title                         Date
        ---------                    -----                         -----

/s/ William R. Hoover       Chairman of the Board               July 31, 1996
- ------------------------
William R. Hoover


/s/ Howard P. Allen         Director                            July 31, 1996
- ------------------------
Howard P. Allen


/s/ Irving W. Bailey, II    Director                            July 31, 1996
- ------------------------
Irving W. Bailey, II


/s/ Richard C. Lawton       Director                            July 31, 1996
- ------------------------
Richard C. Lawton


/s/ F. Warren McFarlan      Director                            July 31, 1996
- ------------------------
F. Warren McFarlan


/s/ James R. Mellor         Director                            July 31, 1996
- ------------------------
James R. Mellor


/s/ Alvin E. Nashman        Director                            July 31, 1996
- ------------------------
Alvin E. Nashman


                                EXHIBIT INDEX

Exhibit No.     Description
- -----------     -----------
 4.1            Restated Articles of Incorporation of the Registrant filed with the Nevada Secretary of State on November 21, 1988
                (incorporated by reference to Exhibit III(i) to the
                Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1989)

 4.2            Amendment to Restated Articles of Incorporation of the
                Registrant filed with the Nevada Secretary of State on August
                11, 1992 (incorporated by reference to Appendix B to the Registrant's Proxy Statement for the Annual Meeting of
                Stockholders held on August 10, 1992)

 4.3            Amendment to Restated Articles of Incorporation of the
                Registrant filed with the Nevada Secretary of State on July
                31, 1996 (incorporated by reference to Appendix D to the Registrant's Proxy Statement for the Annual Meeting of
                Stockholders held on July 31, 1996)

 4.4            Bylaws of the Registrant, effective January 31, 1993
                (incorporated by reference to Exhibit 3.3 to the Registrant's
                Annual Report on Form 10-K for the fiscal year ended March 31,
                1995)

 4.5            Amended and Restated Rights Agreement dated as of August 1,
                1996 by and between the Registrant and ChaseMellon Shareholder
                Services, L.L.C. (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated August 1,
                1996)

 5.1            Opinion of Hayward D. Fisk, Esq.

23.1            Consent of Deloitte & Touche LLP

23.2            Consent of Hayward D. Fisk, Esq. (included in Exhibit 5.1)

24 Power of Attorney (included on pages 7 and 8 of this Registration Statement)





                                       9




                                  Exhibit 5.1
                                  -----------


August 1, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Registration Statement on Form S-8
     ----------------------------------

Ladies and Gentlemen:

I am an attorney-at-law, duly licensed to practice law before the United
States Supreme Court, several lower federal courts and in the States of Kansas, Pennsylvania and the District of Columbia, and I am Vice President,
General Counsel and Secretary of Computer Sciences Corporation (the
"Company"). I have acted as legal counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-8 (the "Registration Statement") covering 2,511,327 shares of the common stock, par value $1.00 per share, together with the associated preferred stock purchase rights, of the Company
(collectively, the "Common Stock") issuable upon exercise of outstanding options to purchase shares of the common stock of The Continuum Company, Inc.
("Continuum"), which options (the "Continuum Options") were assumed by the Company in connection with the merger of Continental Acquisition, Inc., a subsidiary of the Company ("Sub"), with and into Continuum, which merger (the
"Merger") was consummated on the date hereof.

As such counsel, I have examined the Registration Statement and the exhibits thereto, the Agreement and Plan of Merger dated as of April 28, 1996 by and among the Company, Sub and Continuum relating to the Merger, the Registration
Statement on Form S-4 (Registration No. 333-05649) covering the shares of
Common Stock issuable in connection with the Merger and the prospectus included therein (the "Prospectus"), the Company's Restated Articles of
Incorporation and Bylaws, and the minute books containing the minutes of meetings of the Board of Directors of the Company, and such other documents, and have obtained such certificates and assurances from public officials and from officers and representatives of the Company, as I have deemed necessary for the purpose of rendering this opinion. I have assumed the genuineness of all signatures on, and the authenticity of, all documents and instruments submitted to me as originals, and the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of all such copies of documents.

Based upon the foregoing and in reliance thereon, I am of the opinion that the shares of Common Stock, other than treasury stock, to be issued by the Company pursuant to the Continuum Options will, when sold and paid for in accordance with the terms thereof and as described in the Prospectus, be validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of my name under the caption
"Interests of Named Experts and Counsel" in the Registration Statement.

Sincerely,



Hayward D. Fisk







                                  Exhibit 23.1
                                  ------------


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation on Form S-8 relating to the shares of its common stock issuable upon exercise of the options to purchase shares of common stock of The Continuum Company, Inc. that were assumed by Computer Sciences
Corporation in connection with the merger of its subsidiary, Continental
Acquisition, Inc., with and into The Continuum Company, Inc., of our report dated May 24, 1996, appearing in the Annual Report on Form 10-K, as amended, of Computer Sciences Corporation for the year ended March 29, 1996.


DELOITTE & TOUCHE LLP

Los Angeles, California
August 1, 1996





